Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Name	State of Incorporation

DSS, Inc.	New York
American Pacific Financial	Texas
Alset Energy, Inc.	Texas
Alset Innovations, Inc.	Texas
Alset OpenBiz, Inc.	Texas
Alset Solar, Inc.	Nevada
Alset Title Company Inc	Texas
Alset, Inc.	Texas
American Home REIT, Inc.	Maryland
AMRE Asset Management, Inc. - AAMI	Nevada
BioLife Sugar, Inc.	Nevada
Decentralized Sharing Systems, Inc.	Nevada
DSS Administrative Group, Inc.	New York
DSS Asset Management, Inc.	Texas
DSS BioHealth Security, Inc.	Nevada
DSS Biolife International, Inc.	Nevada
DSS BioMedical International, Inc.	Nevada
DSS Blockchain Security, Inc.	Nevada
DSS Financial Management, Inc.	Texas
DSS International, Inc.	Nevada
DSS PureAir, Inc.	Texas
DSS Secure Living, Inc.	Texas
DSS Securities, Inc.	Nevada
DSS Technology Management, Inc.	Nevada
DSS Wealth Management, Inc.	Texas
Gigenomics Solutions, Inc	Texas
Global BioLife, Inc.	Texas
Global BioMedical, Inc.	Nevada
Global Sugar Solutions, Inc	Nevada
Happy Sugar, Inc.	Nevada
HWH World, Inc.	Texas
Impact BioLife Science, Inc.	Nevada
Impact BioMedical, Inc.	Nevada
Impact Oncology Pte	Nevada
Premier Packaging Corporation	New York
Sentinel Brokers LLC	Texas
Sentinel Brokers Company	New York
Sweet Sense, Inc.	Nevada
USX Holdings Company, Inc.	Texas